Exhibit 10.10
SUBORDINATED CONVERTIBLE PROMISSORY NOTE

U.S. $1,250,000.00	Original Issue Date: November 18, 2009
     1. Principal. FOR VALUE RECEIVED, the undersigned, TNP SRT MORENO MARKETPLACE, LLC, a Delaware limited liability company (the “Company”), hereby unconditionally promises to pay on or before November 18, 2015 (the “Maturity Date”), to the order of MORENO RETAIL PARTNERS, LLC, a California limited liability company (the “Holder”), the principal sum of One Million Two Hundred Fifty Thousand Dollars (U.S. $1,250,000), together with interest on the unpaid principal amount thereof in accordance with the terms and provisions hereof; provided, however, that upon conversion of the unpaid principal amount together with accrued unpaid interest on such principal amount under this Subordinated Convertible Promissory Note (this “Note”) into a capital contribution to the Company in exchange for a Membership Interest pursuant to and subject to the terms of Section 4 hereof, such conversion will constitute the discharge of such principal and interest amounts so converted under this Note.
     2. Payment of Principal and Interest.
          2.1 Principal. Unless payment is accelerated as contemplated in Section 6 hereof or prepaid as contemplated in Section 2.3 hereof, the Principal and accrued and unpaid interest shall be due and payable to the Holder on the Maturity Date, except, if such date is not a Business Day, the principal and accrued and unpaid interest shall be due and payable on the next succeeding Business Day.
          2.2 Interest. The Company shall pay interest to the Holder on the then outstanding principal amount of this Note at the rate of eight percent (8%) per annum, payable monthly in cash in arrears at the end of each month period that follows the Original Issue Date, except, if such date is not a Business Day, such interest shall be payable on the next succeeding Business Day. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed and shall accrue daily commencing on the Original Issue Date.
          2.3 Prepayment. In addition to its right to convert this Note under Section 4, the Company may at its sole option prepay, at any time and from time to time after April 2, 2010, all or any part of the Principal balance and accrued interest of this Note without penalty or additional charge or expense.
     3. Manner of Payment. Principal, interest, and all other amounts payable hereunder, are payable in lawful currency of the United States of America in immediately available funds.
     4. Conversion of this Note. Subject to Section 2.3 hereof, this Note may be converted as set forth in this Section 4.

          4.1 Conversion Alternatives.
               4.1.1 Holder Conversion. At any time after January 2, 2010 but before April 2, 2010, Holder may convert the Conversion Amount into a capital contribution to the Company with a conversion value set forth in Section 4.3 hereof in exchange for a Membership Interest.
               4.1.2 Company Conversion. So long as Company is not in default under this Note, at any time after February 2, 2010 but before April 2, 2010 the Company may cause the conversion of this Note and convert the Conversion Amount into a capital contribution to the Company at the conversion value set forth in Section 4.3 hereof in exchange for a Membership Interest.
          4.2 Exercise of Conversion. To effect conversion, (a) Holder or the Company, as the case may be, shall provide the non-electing party with the Conversion Request Form, a form of which is attached hereto as Exhibit 1, (b) upon receipt of such notice by Holder or acknowledgement of receipt of such notice from Company, as the case may be, Holder promptly shall (i) deliver and surrender this Note to the Company, and (ii) complete, execute, and deliver to the Company the Instrument of Joinder, a form of which is attached hereto as Exhibit 2, at which time, Holder shall become a member of the Company. The Company Agreement may not be amended without the consent of Holder.
          4.3 Conversion Value. In the event of a conversion of this Note pursuant to Section 4.1 hereof, the Conversion Amount shall be treated as a capital contribution to the Company and credited to Holder’s capital account for the Company.
          4.4 Payment of Accrued but Unpaid Interest. Any accrued but unpaid interest shall be payable by the Company upon the conversion of the Note pursuant to Section 4.1.
     5. Intentionally Omitted.
     6. Events of Default/Remedies.
          6.1 Events of Default. Each of the following events shall constitute an Event of Default for purposes hereof:
               6.1.1 The Company fails to make any payment when due under this Note and fails to make payment within ten (10) days of its receipt of written notice demanding payment;
               6.1.2 The Company (i) admits in writing the Company’s inability to pay the Company’s debts as they mature, (ii) makes any general assignment for the benefit of creditors, or (iii) applies for or consents to the appointment of a receiver or trustee for the Company or for a substantial part of the Company’s property or business, or a receiver or trustee otherwise is appointed and is not discharged within thirty (30) calendar days after such appointment; or

               6.1.3 any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors which is instituted by or against the Company and which is not discharged within sixty (60) calendar days of the filing thereof.
               6.1.4 Any default by Company under any debt secured in whole or in part by the Company’s assets.
          6.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, all indebtedness under this Note shall thereupon and without the necessity of any action or writing be accelerated and be immediately due and payable subject to the terms of this Note.
     7. Certain Definitions. The following terms have the following meanings:
          7.1 “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of San Francisco is closed.
          7.2 “Company Agreement” means the Limited Liability Company Agreement of the Company, a copy of which is attached hereto as Exhibit 3.
          7.3 “Conversion Amount” means the unpaid Principal balance at the time of conversion, as contemplated in Section 4 hereof.
          7.4 “Event of Default” has the meaning set forth in Section 6.1 hereof.
          7.5 “Holder” has the meaning set forth in Section 1 hereof.
          7.6 “Manager” means the Manager of the Company.
          7.7 “Maturity Date” has the meaning set forth in Section 1 hereof.
          7.8 “Membership Interest” means an equity interest in the Company that contains such rights and obligations granted to a member thereof pursuant to the Company Agreement and the Delaware Limited Liability Company Act, as amended from time to time.
          7.9 This “Note” means this Subordinated Convertible Promissory Note.
          7.10 “Original Issue Date” has the meaning set forth on the face of this Note.
          7.11 “Person” means any individual, partnership, corporation, limited liability company, estate, trust or other business entity.
          7.12 “Principal” means the original U.S. $1,250,000 advanced by Holder to the Company as well as any amounts of interest added to the principal balance of this Note under Section 2.2.

     8. Governing Law. THE VALIDITY AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED AND CONSTURED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
     IN WITNESS WHEREOF, the Company has executed and delivered to Holder this Note as of the date first above written.

TNP SRT MORENO MARKETPLACE, LLC, a Delaware limited liability company

By: TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

	By:	/s/ Wendy Worcester

Wendy Worcester
Chief Financial Officer, Treasurer and Secretary

Exhibit 1
FORM OF CONVERSION REQUEST FORM
TO [                                                            ]:
     The undersigned hereby irrevocably exercises the option to convert or cause the conversion of that certain Subordinated Convertible Promissory Note in the original principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) (the “Note”), into a capital contribution to TNP Moreno Marketplace, LLC (the “Company”) in exchange for a membership interest in the Company in accordance with the terms of the Note.
Dated:

Name and address (including zip code number)

Signature

Exhibit 2
FORM OF INSTRUMENT OF JOINDER
— Attached —

JOINDER AGREEMENT
     This Joinder Agreement (this “Joinder Agreement”) is made as of the ___ day of ___,                       by                                             (“Holder”) and TNP Strategic Retail Operating Partnership, LP.
     Holder hereby acknowledges, agrees and confines that, by its execution of this Joinder Agreement, Holder will be deemed to be a party to the Limited Liability Company Agreement of the Company, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference (the “LLC Agreement”) and shall have all of the obligations of a “Member” thereunder as if it had executed the LLC Agreement.

[SKEFFINGTON ENTITY]
By:
Name:
Title:

TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP
By:
Name:
Title:

EXHIBIT A
OPERATING AGREEMENT

Exhibit 3
COMPANY AGREEMENT